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Exhibit 5.8

CONSENT OF GLJ PETROLEUM CONSULTANTS LTD.

        In connection with Franco-Nevada Corporation's registration statement on Form F-10, and any amendments thereto and any registration statements filed pursuant to Rule 429 under the United States Securities Act of 1933, as amended, and any documents incorporated by reference therein, to be filed with the United States Securities and Exchange Commission (the "Registration Statement"), the undersigned hereby consents to references to its name and to its involvement in the preparation of the reserve assessment and evaluation in respect of the oil and gas assets on Weyburn Unit, Midale Unit and Edson Property dated February 12, 2013, with an effective date of December 31, 2012 (the "Reserve Assessment") in the Registration Statement, and to the inclusion and incorporation by reference of information derived from the Reserve Assessment in the Registration Statement.

Yours truly, GLJ PETROLEUM CONSULTANTS LTD.
/s/ John E. Keith John E. Keith, P.Eng. Vice President

Date: October 29, 2013
Calgary, Alberta
CANADA

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  Exhibit 5.8
CONSENT OF GLJ PETROLEUM CONSULTANTS LTD.